                                                                   EXHIBIT 23.11

                    [Letterhead of Lazard Freres & Co. LLC]


                               February 7, 2000

The Board of Directors
Gemstar International Group Limited
135 North Los Robles Avenue, Suite 800
Pasadena, California 91101


     Re:  Joint Proxy Statement/Prospectus of Gemstar International Group
          ---------------------------------------------------------------
           Limited and TV Guide, Inc. and Related Registration Statement on Form
           ---------------------------------------------------------------------
           S-4 of Gemstar International Group Limited
           ------------------------------------------


Dear Members of the Board:

     Reference is made to our opinion letter dated October 3, 1999 with respect to the fairness, from a financial point of view, to Gemstar International Group Limited ("Gemstar") of the Exchange Ratio as defined in the first paragraph of such opinion letter pursuant to the Merger Agreement referred to therein.

     The foregoing opinion letter is for the information and assistance of the Board of Directors of Gemstar in connection with its consideration of the transactions contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purposes, nor is it to be filed with or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

     In that regard, we hereby consent to the reference to the opinion of our firm under the captions "Summary-Opinion of Financial Advisor to Gemstar's Board of Directors" and "Opinion of Financial Advisor to Gemstar's Board of Directors" and to the inclusion of the foregoing opinion in the above-referenced Joint Proxy Statement/Prospectus included in the above-referenced Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                 Very truly yours,

                                 Lazard Freres & Co. LLC



                                 By: /s/ RICHARD P. EMERSON
                                    ---------------------------
                                       Richard P. Emerson
                                       Managing Director